                                                          Exhibit No. EX-99.h.4.
                           Form of Investment Advisory Expense Limitation Letter

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

March 28, 2006

Delaware Group Equity Funds II
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Advisor"),  agrees that in order to improve the performance  of the  Delaware  Value  Fund  (the  "Fund"),  which is a series of
Delaware Group Equity Funds II , the Advisor  shall,  from April 1, 2006 through
March 31, 2007,  waive all or a portion of its  investment  advisory fees and/or reimburse  expenses  (excluding any Rule 12b-1 plan expenses,  taxes,  interest, brokerage  fees,  certain  insurance  costs and  extraordinary  expenses)  in an aggregate  amount  equal to the  amount  by which  the  Fund's  total  operating expenses (excluding any 12b-1 plan expenses,  taxes,  interest,  brokerage fees, certain insurance costs and extraordinary expenses) exceeds 0.75% (excluding any
Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain insurance costs and extraordinary expenses).

     The Advisor acknowledges that it (1) shall not be entitled to collect on or make a claim for  waived  fees at any time in the  future,  and (2) shall not be entitled to collect on or make a claim for reimbursed  Fund expenses at any time in the future.

                                    Delaware Management Company, a series of
                                    Delaware Management Business Trust

                                    By: _________________________
                                        Name:
                                        Title:
                                        Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds II

By: _________________________
    Name:
    Title:
    Date: